Exhibit 99.3

REVOCABLE PROXY
GRANITE STATE BANKSHARES, INC.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

SPECIAL MEETING OF STOCKHOLDERS
FEBRUARY 26, 2003

The undersigned hereby appoints the Proxy Committee of the Board of Directors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders ("Meeting") to be held at the Keene Country Club, Keene, New Hampshire at 10:00 a.m. (local time) on February 26, 2003. The Proxy Committee of the Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

1. The approval of an agreement and plan of merger, dated as of November 7, 2002, between Chittenden Corporation and Granite State Bankshares, Inc.	For	Against	Abstain
	☐	☐	☐

The Board of Directors recommends a vote "FOR" this Proposal.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING WITHOUT LIMITATION A MOTION TO ADJOURN OR POSTPONE THE MEETING TO ANOTHER TIME AND/OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES OR OTHERWISE, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Please be sure to sign and date this Proxy in the box below	Date

Stockholder sign above	Co-holder (if any) sign above

é    Detach above card, sign, date and mail in postage paid envelope provided.    é
GRANITE STATE BANKSHARES, INC.

Should the above signed be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated proxy card prior to a vote being taken on a particular proposal at the Meeting.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Special Meeting and a Proxy Statement - Prospectus dated January 21, 2003.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.